Exhibit 10.2

PROMISSORY NOTE
(Term Loan-Prime)

$1,000,000	Chicago, Illinois

Maturity Date: October 1, 2015	Dated: September 23, 2011

FOR VALUE RECEIVED on or before the Maturity Date stated above (or such earlier Maturity Date as may apply in accordance with the provisions of the Loan Agreement referred to below), the undersigned (hereinafter referred to as “Borrower”), promises to pay to the order of The PrivateBank and Trust Company, an Illinois banking corporation (hereinafter referred to as “Lender”), at its offices located at 70 W. Madison Street, Chicago, Illinois 60602, or at such other place as Lender may designate in writing, the principal sum of One Million and 00/100 Dollars ($1,000,000), plus interest as hereinafter provided, in lawful money of the United States.  This Note is entered into pursuant to the terms of that certain Loan Agreement dated September 25, 2008 by and between Borrower and Lender, as may be amended, restated or replaced from time to time (the “Loan Agreement”).  Capitalized terms in this Note and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

The unpaid principal balance outstanding from time to time under this Note shall bear interest at the Prime-based Rate.  Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.  The Prime-based Rate shall be adjusted on the effective date of each change in the Prime Rate. Lender shall not be required to notify Borrower of any adjustment in the Prime-based Rate.

This Note shall be repaid by consecutive monthly installments of principal, each in the amount of Twenty Thousand Eight Hundred Thirty Three and 33/100 Dollars ($20,833.33) plus interest, commencing on the first day of November, 2011 and continuing on the first Business Day of each month thereafter, calculated using an original four (4) year amortization from the date of this Note.  The unpaid principal balance and all accrued interest thereon shall be due and payable in full on the Maturity Date (or earlier upon acceleration).  Amounts repaid may not be readvanced.

If any payment of principal or interest hereunder is not paid within ten (10) Business Days from the date same is due, then, at the option of Lender, in addition to all other sums due hereunder, the Borrower shall pay a late charge in an amount equal to the greater of:  (a) $250 or (b) one cent (1¢) per dollar ($1.00) for each such payment that is delinquent ten (10) Business Days or more.

The sums advanced hereunder shall be charged to a loan account in Borrower’s name on Lender’s books (the “Loan Account”), and Lender shall credit to such account the amount of each repayment hereunder.  Lender shall render Borrower, from time to time, or upon Borrower’s request, a statement of account setting forth the Borrower’s loan balance in said Loan Account which shall be presumed to be correct and accepted by and binding upon Borrower, unless Lender receives a written statement of exceptions within ten (10) Business Days after such statement has been rendered to Borrower.  Such statement of account shall be prima facie evidence of the loan and amounts owing to Lender by Borrower hereunder.

Any payment made by mail will be deemed tendered and received only upon actual receipt (time being of the essence), at the address of Lender designated for such payment whether or not Lender has authorized payment by mail or any other manner.  Borrower hereby expressly assumes all risk of loss or liability resulting from non-delivery or delay in delivery of any payment transmitted by mail or in any other manner.

No delay or failure of Lender in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege.  No delay or failure of Lender at any time to demand strict adherence to the terms of this Note shall be deemed to constitute a course of conduct inconsistent with the Lender’s right at any time, before or after any Event of Default, to demand strict adherence to the terms of this Note.

At any time and from time to time, Borrower may prepay the principal balance of this Note in whole or in part before the original due date of that principal.  There shall be no prepayment penalty or premium in the event of such prepayment, except as otherwise provided in any interest rate protection or swap agreement now or hereafter entered into by Borrower with Lender or any affiliate of Lender.

Nothing herein contained, nor any transaction relating thereto, or hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this Note.  Should any interest or other charges, charged, paid or payable by the Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by the applicable law as aforesaid, then any and all such excess shall be and the same is hereby waived by the holder, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note.  If Lender shall reasonably determine that the Prime-based Rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Note is or may be usurious or otherwise limited by law, the unpaid balance of this Note, with accrued interest at the highest rate then permitted to be charged by stipulation in writing between Lender and Borrower, at the option of Lender, shall immediately become due and payable.

If an Event of Default, as set forth in the Loan Agreement, occurs the entire unpaid principal balance and all accrued interest shall at the sole option of Lender be immediately due and payable, together with (to the extent permitted under applicable law) the costs, attorneys’ and outside consultants’ fees, which, in either case, are reasonably incurred by Lender in collecting or enforcing payment, and the outstanding principal amount hereof shall bear interest at the Default Rate.

Borrower hereby grants to Lender a security interest in Lender’s own indebtedness or liability to Borrower, if any, however evidenced, including a security interest in all of Borrower’s bank deposits, instruments, negotiable documents and chattel paper which at any time are in the possession or control of Lender, as further security for repayment of the Obligations; and the Borrower hereby grants to Lender all rights and privileges afforded a secured party under the Michigan Uniform Commercial Code.

All payments other than scheduled payments paid hereunder shall, at the option of Lender, first be applied against any and all fees, costs and expenses (including expenses of collection), then against accrued interest, and the balance against principal.  Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

Borrower hereby waives presentment for payment, demand, notice of non-payment (except such notice, if any, as required under the Loan Agreement) notice of protest and protest of this Note, diligence in collection or bringing suit.

This Note is secured by, and executed pursuant to, the Loan Agreement and the other Loan Documents therein described.  Reference is hereby made to said Loan Agreement and Loan Documents for additional terms relating to the transaction giving rise to this instrument, the security given for this instrument and additional terms and conditions under which this instrument matures, accelerates or may be prepaid.  Borrower’s obligations hereunder are cross-collateralized and cross-defaulted with all other indebtedness owing to Lender by Borrower.

This Note amends and restates and increases that certain Promissory Note (Term Loan-Prime) dated as of September 25, 2008, made in the principal amount of One Million Seven Hundred Thirty Five Thousand Seven Hundred Sixteen and 61/100 Dollars ($1,735,716.61) by Borrower payable to Lender (the “Prior Note”); provided, however, (i) the execution and delivery by Borrower of this Note shall not, in any manner or circumstance, be deemed to be a payment of, a novation of or to have terminated, extinguished or discharged any of Borrower’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under and shall hereinafter be evidenced and governed by this Note, and (ii) all collateral and guaranties securing or supporting the Prior Note shall continue to secure and support this Note.

DEFINITIONS

As used in this Note, the following terms shall have the given meaning:

“Applicable Margin” shall mean one half of one percent (1/2%).

“Default Rate” shall mean an annual rate of interest equal to the lesser of (i) three percent (3.0%) per annum in excess of the Prime-based Rate or (ii) the highest rate of interest permitted by applicable law to be charged for unpaid monetary obligations.

“Loan Agreement” shall mean that certain Loan Agreement dated September 25, 2008 by and between Borrower and Lender, as it may be amended, restated or replaced from time to time.

“Prime-based Rate” shall mean a per annum rate of interest equal to the Prime Rate plus the Applicable Margin.

“Prime Rate” shall mean the fluctuating rate of interest publicly announced by the Lender at its principal place of business from time to time as being its prime rate of interest thereafter in effect, with each change in the Prime Rate automatically and without notice changing the rate then in effect.  The Prime Rate is not necessarily the lowest rate of interest which may be available from the Lender on fluctuating rate loans.

Signature Page to Promissory Note (Term Loan-Prime)
dated September 23, 2011

September 23, 2011	BORROWER:

ADVANCED PHOTONIX, INC.
Address:

2925 Boardwalk	By:	/s/ Richard D. Kurtz
Ann Arbor, Michigan 48104
	Its:	Chief Executive Officer

	By:	/s/ Jeff Anderson

	Its:	Chief Financial Officer